UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 24, 2013

Cinemark USA, Inc.

(Exact Name of Registrant as Specified in Charter)

Texas	033-47040	75-2206284
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3900 Dallas Parkway, Suite 500, Plano,	Texas 75093
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 972.665.1000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 24, 2013, Cinemark USA, Inc. (“we”, “our” or “us”), completed an offering (the “Offering”) of $530 million aggregate principal amount of 4.875% Senior Notes due 2023 (the “Notes”) to qualified institutional buyers in reliance on Rule 144A and to persons outside the United States in accordance with Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The Notes are guaranteed by certain of our subsidiaries (the “Subsidiary Guarantors”). The net proceeds of the Offering will be used to finance a redemption of our outstanding 8.625% Senior Notes due 2019.

Indenture

The Notes were issued pursuant to an Indenture, dated as of May 24, 2013 (the “Indenture”), by and among us, the Subsidiary Guarantors and Wells Fargo Bank, N.A., as trustee (the “Trustee”). Our obligations under the Notes are fully and unconditionally guaranteed on a joint and several basis by the Subsidiary Guarantors and will be guaranteed by any Restricted Subsidiary (as defined in the Indenture) that guarantees, assumes or in any other manner becomes liable with respect to any of our or the Subsidiary Guarantors’ indebtedness. If we cannot make payments on the Notes when they are due, the Subsidiary Guarantors must make them instead.

The Notes and the guarantees of the Notes are our and the Subsidiary Guarantors’ senior unsecured obligations and rank equally in right of payment with all of our and the Subsidiary Guarantors’ existing and future senior debt, including all borrowings under our senior secured credit facility, our 8.625% Senior Notes due 2019 and our 5.125% Senior Notes due 2022, and senior in right of payment to all of our and the Subsidiary Guarantors’ existing and future subordinated debt, including our 7.375% Senior Subordinated Notes due 2021. The Notes and the guarantees of the Notes are effectively subordinated to all of our and the Subsidiary Guarantors’ existing and future secured debt, including all borrowings under our senior secured credit facility, to the extent of the value of the collateral securing such debt. The Notes and the guarantees of the Notes are structurally subordinated to all existing and future debt and other liabilities of our subsidiaries that are not Subsidiary Guarantors.

The Notes will mature on June 1, 2023. Interest on the Notes accrues at a rate of 4.875% per annum and is payable semi-annually in arrears on June 1 and December 1 of each year, commencing on December 1, 2013. We are obligated to make each interest payment to the holders of record of the Notes as of the immediately preceding May 15 and November 15.

We will have the option to redeem all or a portion of the Notes at any time on or after June 1, 2018 at redemption prices specified in the Indenture, plus accrued and unpaid interest on the Notes to the date of redemption. Prior to June 1, 2018, we have the option to redeem all or any part of the Notes at 100% of the principal amount, plus a make-whole premium, plus accrued and unpaid interest on the Notes to the date of redemption. At any time prior to June 1, 2016, we may also redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture with the net proceeds of certain equity offerings at a redemption price equal to 104.875% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any.

Upon the occurrence of a Change of Control (as defined in the Indenture), we will be required to make an offer to each holder of Notes to repurchase all or any part of the Notes for a cash payment equal to 101% of the aggregate principal amount of the Notes repurchased, plus accrued and unpaid interest, if any, thereon to the date of repurchase.

The Indenture contains covenants that limit, among other things, our ability and that of certain of our subsidiaries to (1) make investments or other restricted payments, including paying dividends, making other distributions or repurchasing subordinated debt or equity, (2) incur additional indebtedness and issue preferred stock, (3) enter into transactions with affiliates, (4) enter new lines of business, (5) merge or consolidate with, or sell all or substantially all of its assets to, another person and (6) create liens.

The Indenture provides for customary events of default (subject in certain cases to customary grace and cure periods), which include nonpayment with respect to the Notes, the breach of covenants contained in the Indenture, payment defaults or acceleration of other indebtedness, the failure to pay certain judgments and certain events of bankruptcy, insolvency or reorganization. Generally, if an event of default occurs, the Trustee or holders of at least 25% in principal amount of the then outstanding Notes may declare the principal and accrued but unpaid interest on all the Notes to be due and payable immediately. In the case of certain events of bankruptcy, insolvency or reorganization, all outstanding Notes will become due and payable immediately without further action or notice.

The foregoing description of the Indenture is qualified in its entirety by reference to the complete copy of the Indenture filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Exchange and Registration Rights Agreement

In connection with the offering of the Notes, we and the Subsidiary Guarantors entered into an Exchange and Registration Rights Agreement, dated as of May 24, 2013 (the “Registration Rights Agreement”), with the initial purchasers of the Notes. Under the Registration Rights Agreement, we and the Subsidiary Guarantors have agreed to use our commercially reasonable best efforts to file a registration statement with the Securities and Exchange Commission within 120 days of May 24, 2013 with respect to an offer to exchange the Notes for substantially identical notes that are registered under the Securities Act. We and the Subsidiary Guarantors are required to use our commercially reasonable best efforts to cause the exchange offer registration statement to become effective at the earliest practicable time, but not later than 210 days after May 24, 2013 and to hold the exchange offer open for at least 20 business days. If we and the Subsidiary Guarantors fail to meet these or other certain obligations, we will be required to pay additional interest to the holders of the Notes. In addition, under certain circumstances, we will be required to file a registration statement for the resale of the Notes.

The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the complete copy of the Registration Rights Agreement filed as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information provided in Item 1.01 of this Form 8-K concerning the Indenture, the Notes and the guarantees thereof is hereby incorporated into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Description

4.1	Indenture, dated as of May 24, 2013, among Cinemark USA, Inc., the Subsidiary Guarantors named therein and Wells Fargo Bank, N.A., as trustee.

4.2	Exchange and Registration Rights Agreement, dated as of May 24, 2013, among Cinemark USA, Inc., the Subsidiary Guarantors named therein and the Initial Purchasers named therein.

4.3	Form of 4.875% Senior Notes due 2023 of Cinemark USA, Inc. (contained in the Indenture listed as Exhibit 4.1 above).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINEMARK USA, INC.

By:	/s/ Michael D. Cavalier
Name: Michael D. Cavalier
Title: Senior Vice President – General Counsel

Date: May 29, 2013

EXHIBIT INDEX

Exhibit No.	Exhibit Description

4.1	Indenture, dated as of May 24, 2013, among Cinemark USA, Inc., the Subsidiary Guarantors named therein and Wells Fargo Bank, N.A., as trustee.

4.2	Exchange and Registration Rights Agreement, dated as of May 24, 2013, among Cinemark USA, Inc., the Subsidiary Guarantors named therein and the Initial Purchasers named therein.

4.3	Form of 4.875% Senior Notes due 2023 of Cinemark USA, Inc. (contained in the Indenture listed as Exhibit 4.1 above).